EXHIBIT 99.1

I, James M. Papada, III, Principal Executive Officer, state and attest that:

      (1) To the best of my knowledge, based upon a review of the covered reports of Technitrol, Inc. and, except as corrected or supplemented in a subsequent covered report:

            o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

            o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

      (2) I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Technitrol, Inc.

      (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

            o Annual Report on Form 10-K for the fiscal year ended December 28, 2001 of Technitrol, Inc.

            o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Technitrol, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

            o     any amendments to any of the foregoing.


/s/ James M. Papada, III
------------------------                             Subscribed and sworn to
James M. Papada, III                                 before me this 8th day of
                                                     August, 2002.
Date:  August 8, 2002
                                                     /s/ Jennine L. Winther
                                                     ---------------------------
                                                     Notary Public, Bucks County

                                                     My Commission Expires
                                                     March 22, 2003